Exhibit 5(a)

[McGuireWoods LLP Letterhead]

February 3, 2009

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-8

105,000,000 Shares of Common Stock of Bank of America Corporation

Pursuant to the Bank of America Corporation 2003 Key Associate Stock Plan, as amended and restated and as subsequently amended

Ladies and Gentlemen:

We have acted as counsel to Bank of America Corporation, a Delaware corporation (the “Corporation”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended, relating to the registration of 105,000,000 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the Corporation’s 2003 Key Association Stock Plan, as amended and restated and as subsequently amended (the “Plan”).

We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares were validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you and for your benefit solely in connection with the registration of the Shares to be issued pursuant to the Plan. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation, or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ MCGUIREWOODS LLP
MCGUIREWOODS LLP